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                                  [WIPFLI LOGO]


                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS








We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49592) pertaining to the Mutual Savings Bank Savings and Investment Plan of our report dated May 31, 2002, with respect to the financial statements and schedules of the Mutual Savings Bank Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.




Wipfli Ullrich Bertelson LLP


June 18, 2002
Green Bay, Wisconsin